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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 10, 2003


                                FERRO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OHIO                         001-584               34-0217820
        (State or other           (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                              Identification No.)


                              1000 LAKESIDE AVENUE
                              CLEVELAND, OHIO 44114
          (Address of Principal Executive Offices, including Zip Code)

                                 (216) 641-8580
              (Registrant's Telephone Number, Including Area Code)

ITEM 9.  REGULATION FD DISCLOSURE.

Exhibit           Description
-------           -----------

99.1 First Amendment to Credit Agreement, dated as of December 27, 2002, amending certain sections of the Credit Agreement, dated as of August 31, 2001. The principal amendments include changes to the Fixed Charge Coverage Ratio and Leverage Ratio which provide the Company increased latitude in future periods. Additionally, the amount of permitted acquisitions in any one year was increased.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2003                 FERRO CORPORATION
       ------------------------         --------------------------------

                                          /s/  J. William Heitman
                                        ---------------------------------
                                        J. William Heitman
                                        Vice President, Finance and Acting
                                        Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit  Description
         -------  -----------

         99.1 First Amendment to Credit Agreement, dated as of December 27, 2002, amending certain sections of the Credit Agreement, dated as of August 31, 2001.